UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2021

PMV Consumer Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39534	84-5174573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 Royal Palm Way, Suite 503 Palm Beach, FL		33480
(Address of principal executive offices)		(Zip Code)

(561) 318-3766

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Warrant	PMVC.U	New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	PMVC	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PMVC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

PMV Consumer Acquisition Corp. (the “Company”) has followed Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity,” (“ASC 480”) in accounting for its redeemable Class A common stock, par value $0.0001 per share (the “Public Shares”). This included recording the Public Shares in permanent equity on its balance sheet. However, the Company maintained shareholders’ equity of at least $5,000,001 as the Company will not redeem Public Shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions.

In September 2021, the Company’s management re-evaluated its previously held view that classification of $5,000,001 in permanent equity was appropriate, and determined that the Public Shares should be reclassified to temporary equity on its balance sheet. In connection with the preparation of the financial statements as of and for the three and nine months ended September 30, 2021 that were included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 28, 2021 (the “Q3 Form 10-Q”), the Company concluded that it would change its accounting and reflect the full amount of all redeemable Public Shares in temporary equity. This was a change from the Company’s previous accounting practice whereby it maintained shareholders’ equity of at least $5,000,001 as the Company will not redeem Public Shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions. In connection with the change in presentation for the Public Shares subject to possible redemption, the Company also restated its earnings per share to allocate net income (loss) evenly to all Public Shares and Class B convertible common stock.

On December 15, 2021, the audit committee of the board of directors (the “Audit Committee”) and management of the Company concluded that the previously issued (i) audited balance sheet as of December 31, 2020, as previously restated in the Company’s Annual Report on Form 10-K/A No. 1, filed on May 14, 2021, and the (ii) unaudited interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 (collectively, the “Affected Periods”), in each case, should be restated to classify all of the Public Shares as temporary equity and should no longer be relied upon.

The Company plans to reflect the restatement of its temporary and permanent equity (and other related changes) for the audited financial statements included in the 2020 Form 10-K/A No. 1 in an amendment to its Annual Report on Form 10-K/A as of and for the year ended December 31, 2020, and will amend the unaudited interim financial statements for the quarterly periods ended September 30, 2020, March 31, 2021, June 30, 2021, and September 30, 2021 in amendments to each Form 10-Q on Form 10-Q/A. The restatement does not have any impact on the Company’s cash position or cash held in its trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the amended September 30, 2021 10-Q/A.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV Consumer Acquisition Corp.

By: /s/ Peter D. Goldstein
Peter D. Goldstein
Executive Vice President and Secretary

Date: December 20, 2021